Exhibit 99.1

Commercial Metals Company Announces Cash Tender Offer

For up to $300 million Aggregate Purchase Price of its Outstanding 2018 Senior Notes

IRVING, Texas, June 26, 2017 /PRNewswire/ – Commercial Metals Company (NYSE: CMC) (“CMC”) announced today that it has commenced a cash tender offer (the “Tender Offer”) for up to $300.0 million aggregate purchase price, excluding accrued interest (the “Aggregate Maximum Purchase Price”), of its outstanding 7.35% Senior Notes due 2018 (the “2018 Notes”).

No more than $300.0 million aggregate purchase price, excluding accrued interest, of 2018 Notes validly tendered and accepted for purchase will be purchased in the Tender Offer. The Tender Offer will expire at 11:59 p.m., New York City Time, on July 24, 2017, unless extended or earlier terminated by CMC (the “Expiration Date”). Tendered 2018 Notes may be withdrawn from the Tender Offer on or prior to, but not after, 5:00 p.m., New York City Time, on July 10, 2017 (the “Withdrawal Date”).

Subject to the terms and conditions of the Tender Offer, holders of the 2018 Notes who validly tender their 2018 Notes, and do not validly withdraw tendered 2018 Notes, on or before 5:00 p.m., New York City Time, on July 10, 2017 (as such time and date may be extended, the “Early Participation Date”) and whose 2018 Notes are accepted for purchase (subject to the Aggregate Maximum Purchase Price and proration) will receive, in exchange for each $1,000 principal amount of tendered 2018 Notes, an amount equal to $1,058.75 (the “Total Consideration”), which includes the early participation payment of $30.00 for each $1,000 principal amount of 2018 Notes validly tendered on or before the Early Participation Date (the “Early Participation Payment”). Subject to the terms and conditions of the Tender Offer, holders of 2018 Notes who validly tender their 2018 Notes after the Early Participation Date but on or prior to the Expiration Date, and whose 2018 Notes are accepted for purchase (subject to the Aggregate Maximum Purchase Price and proration), will be entitled to receive the tender offer consideration equal to the Total Consideration less the Early Participation Payment (the “Tender Offer Consideration”).

In addition to the Total Consideration or the Tender Offer Consideration, holders whose 2018 Notes are accepted in the Tender Offer will receive accrued and unpaid interest from and including the last interest payment date, and up to, but not including, the applicable settlement date.

CMC reserves the right, but is not obligated to, increase the Aggregate Maximum Purchase Price in its sole discretion without extending the Withdrawal Date or otherwise reinstating withdrawal rights, except as otherwise required by applicable law, which could result in CMC’s purchasing a greater amount of 2018 Notes in the Tender Offer. If CMC changes the Aggregate Maximum Purchase Price, it does not expect to extend the Withdrawal Date, subject to applicable law.

CMC reserves the right, in its sole discretion, but is under no obligation, at any point following the Early Participation Date and before the Expiration Date, to accept for purchase 2018 Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date, subject to satisfaction or waiver of the conditions to the Tender Offer, the Aggregate Maximum Purchase Price and proration as described in the Offer to Purchase (the “Early Settlement Date”). The Early Settlement Date will be determined at CMC’s option, assuming the conditions to the Tender Offer have been either satisfied or waived by CMC at or prior to the Early Settlement Date. If CMC elects to have an Early Settlement Date, it will accept 2018 Notes validly tendered at or prior to the Early Participation Date, subject to the Aggregate Maximum Purchase Price and proration as described in the Offer to Purchase. Irrespective of whether CMC chooses to exercise its option to have an Early Settlement Date, it will purchase any remaining 2018 Notes that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offer having been either satisfied or waived by CMC, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), and subject to the

Aggregate Maximum Purchase Price and proration as described in the Offer to Purchase. The Final Settlement Date is expected to occur on the first business day following the Expiration Date, assuming the conditions to the Tender Offer have been either satisfied or waived by CMC at or prior to the Expiration Date and 2018 Notes having an aggregate purchase price (exclusive of accrued interest) equal to the Aggregate Maximum Purchase Price are not purchased on the Early Settlement Date.

All 2018 Notes tendered on or before the Early Participation Date will be accepted for purchase in priority to 2018 Notes tendered after the Early Participation Date.

The Tender Offer is not conditioned upon a minimum amount of 2018 Notes being tendered. The Tender Offer is contingent upon the satisfaction of certain conditions, including the condition that, prior to or on the Early Participation Date, CMC has consummated a financing transaction on terms and conditions satisfactory to CMC resulting in net proceeds to CMC that are sufficient to pay the Aggregate Maximum Purchase Price. If any of the conditions are not satisfied or waived by CMC, it is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered 2018 Notes and may terminate the Tender Offer.

The Tender Offer is being made pursuant to an Offer to Purchase dated June 26, 2017 (the “Offer to Purchase”), which more fully sets forth the terms and conditions of the Tender Offer. Holders are urged to read the Offer to Purchase carefully before making any decision with respect to the Tender Offer.

Requests for documents relating to the Tender Offer may be directed to Global Bondholder Services Corporation, the Depositary and Information Agent, at (866) 807-2200 (toll-free) or (212) 430-3774 (collect). Citigroup Global Markets Inc. will act as Dealer Manager for the Tender Offer. Questions regarding the Tender Offer may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect).

None of CMC, its board of directors, its officers, the dealer manager, the depositary, the information agent or the trustee of the 2018 Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their 2018 Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their 2018 Notes and, if so, the principal amount of 2018 Notes to tender. The Tender Offer is made only by the Offer to Purchase. This press release is neither an offer to purchase nor a solicitation of an offer to sell any 2018 Notes in the Tender Offer. The Tender Offer is not being made to holders of 2018 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Commercial Metals Company

Commercial Metals Company and subsidiaries manufacture, recycle and market steel and metal products, related materials and services through a network including steel minimills, steel fabrication and processing plants, construction-related product warehouses, metal recycling facilities and marketing and distribution offices in the United States and in strategic international markets.

Forward-Looking Statements

This news release contains forward-looking statements regarding CMC’s expectations concerning the Tender Offer and the repurchase and cancellation of 2018 Notes through the Tender Offer. These forward-looking statements generally can be identified by phrases such as CMC or its management expects, anticipates, believes, estimates, intends, plans to, ought, could, will, should, likely, appears or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, CMC undertakes no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or otherwise.

Factors that could cause actual results to differ materially from CMC’s expectations include the following: the satisfaction or waiver of closing conditions with respect to the tender offer for the 2018 Notes; the achievement of closing conditions and regulatory approvals with respect to CMC’s recently announced plans to exit its International Marketing and Distribution Segment and sell its raw materials trading division; the results of negotiations, the completion of potential transactions on intended timetables or at all; rapid and significant changes in the price of metals; excess capacity in our industry, particularly in China, and product availability from competing steel minimills and other steel suppliers including import quantities and pricing; currency fluctuations; compliance with and changes in environmental laws and regulations, including increased regulation associated with climate change and greenhouse gas emissions; potential limitations in our or our customers’ ability to access credit and non-compliance by our customers with our contracts; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; global factors, including political uncertainties and military conflicts; availability of electricity and natural gas for minimill operations; information technology interruptions and breaches in security data; ability to retain key executives; ability to make necessary capital expenditures; availability and pricing of raw materials over which we exert little influence, including scrap metal, energy, insurance and supply prices; unexpected equipment failures; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; increased costs related to health care reform legislation; and those factors listed under Item 1A. Risk Factors included in CMC’s Annual Report filed on Form 10-K for the fiscal year ended August 31, 2016 and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

SOURCE: Commercial Metals Company